                                                                    Exhibit 99.1

(CRDA LISTED NYSE LOGO) (CRDB LISTED NYSE LOGO)

                               (CRAWFORD(R) LOGO)

                                  PRESS RELEASE

  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404) 256-0830

FOR IMMEDIATE RELEASE                                   DATE: FEBRUARY 6, 2006
                                                        FROM: THOMAS W. CRAWFORD
                                                        CHIEF EXECUTIVE OFFICER

                  CRAWFORD REPORTS FOURTH QUARTER 2005 RESULTS

Crawford & Company (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the fourth quarter ended December 31, 2005.

Fourth quarter 2005 revenues before reimbursements totaled $216.9 million compared with $205.8 million in the 2004 fourth quarter. Fourth quarter 2005 net income was $6.0 million compared to $7.7 million for the 2004 fourth quarter. Fourth quarter 2005 net income per share was $0.12 per diluted share compared to $0.16 in the prior-year quarter.

U.S. revenues before reimbursements were $145.2 million in the fourth quarter of 2005 compared with $135.8 million in the 2004 fourth quarter. Revenues from the insurance company market were $70.0 million in the 2005 fourth quarter compared with $76.7 million in the 2004 period, which reflects a $4.4 million decline in catastrophe-related revenues from the 2004 period. Revenues from self-insured clients were $37.0 million in the 2005 fourth quarter compared with $38.0 million in the 2004 quarter. Class action services revenues were $38.2 million for the 2005 fourth quarter, compared with $21.1 million in the comparable year-ago quarter. The Company's class action services unit generated record revenues in the 2005 quarter related to several major securities class action projects; however, these revenues are project-based and can fluctuate significantly.

Fourth quarter 2005 international revenues before reimbursements grew to $71.7 million from $70.1 million for the same period in 2004. During the 2005 fourth quarter, the U.S. dollar weakened against the British pound and the euro, resulting in a net exchange rate benefit in the quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $71.1 million in the 2005 fourth quarter, reflecting growth in revenues on a constant dollar basis of 1.5%. This growth reflects increased case referrals in our United Kingdom and European operations resulting from claims management agreements entered into during 2004 and 2005, partially offset by lower storm-related revenues in the Caribbean during the 2005 period. International operating expenses increased by $4.5 million in U.S. dollars, a 7.0% increase, and by 6.0 % on a constant dollar basis.

                               (CRAWFORD(R) LOGO)

                                  PRESS RELEASE

  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404) 256-0830

Mr. Thomas W. Crawford, chief executive officer of Crawford & Company, stated, "Our fourth quarter 2005 results in the U.S. reflected a continued strong performance by our class action services unit, which posted record quarterly revenues. However, these results were partially offset by revenue declines within our U.S. catastrophe unit which had stronger hurricane-related results in the 2004 fourth quarter as compared to the current year's result."

"We continue to face challenges in the U.S. property and casualty market, as reflected by a decline in our U.S. operating margin from 5.2% in last year's fourth quarter to 4.7% in the current quarter. This decrease is due to declining claim referrals in the current quarter and our decision to maintain our existing service capabilities in our U.S. field operations as we continue to focus on growing market share in our two primary U.S. markets. We have made two key organizational changes in the fourth quarter which should greatly improve the services we provide to our clients and lead to significant opportunities for revenue growth. We have combined our global property & casualty operations to maximize consistent service delivery and ensure that Crawford provides standardized business practices to all of its worldwide property & casualty clients. In addition, we have recently unveiled Crawford Integrated Services, a new claims management process that was developed specifically to solve the most pressing issues facing the workers' compensation industry: increasing workers' compensation costs, quality of care concerns, lack of consistency in adjudicating claims, and return-to-workplace productivity. We expect to see significant reductions in both costs and claims duration for our corporate clients."

"We realized revenues related to hurricanes Katrina, Rita and Wilma of approximately $21.8 million during the fourth quarter of 2005 and expect revenues related to these storms of approximately $8.0 million in 2006, primarily in the first quarter. Within our class action services unit, we continue to have a strong backlog of projects, totaling approximately $40.0 million at quarter end."

"Operating earnings in our international segment declined to $3.3 million in the current quarter, reflecting a decrease in our operating margin from 8.8% in the 2004 fourth quarter to 4.6% in the 2005 quarter. This decline is primarily due to a lack of storm-related claim activity in our Caribbean region during the 2005 quarter as compared to the 2004 period. However, both our operating earnings and the resulting margins improved over those reported in the 2005 third quarter. We have been very pleased with the record revenues and operating results generated by our international division this year and expect continued strong performance from this unit in 2006."

Total revenues before reimbursements for the year ended December 31, 2005 were $772.0 million compared with $733.6 million in 2004. Net income for the year totaled $12.9 million, or $0.26 per share, compared with $25.2 million, or $0.51 per diluted share, reported in the prior year. During the 2004 second quarter, the Company settled a tax credit refund claim with the Internal Revenue Service which increased net income by $2.8 million, or $0.06 per share. Net income in the 2004 third quarter included a

                               (CRAWFORD(R) LOGO)

                                  PRESS RELEASE

  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404) 256-0830

special credit of $5.2 million, net of related income taxes, or $0.11 per share, resulting from the sale of an undeveloped parcel of real estate.

U.S. revenues before reimbursements for the 2005 annual period were $486.6 million compared with $478.1 million in 2004. International revenues before reimbursements were $285.4 million in 2005 compared with $255.4 million during 2004. Excluding the benefit of exchange rate fluctuations, international revenues would have been $274.3 million in the current year, reflecting growth in revenues on a constant dollar basis of 7.4%. International operating expenses increased by $28.2 million in U.S. dollars, an 11.6% increase, and by 7.2 % on a constant dollar basis.

Mr. Crawford continued, "Our operating cash flows for the 2005 full-year period reflect an improvement of $4.1 million as compared to the prior year. This improvement is primarily due to the collection of accounts receivable generated from the hurricane-related claims administered in 2004 and 2005 and improved collections within our class action services unit. Overall, our consolidated cash position as of December 31, 2005 is strong, totaling $49.4 million, up $5.9 million from the $43.6 million reported at December 31, 2004 after considering $8.0 million in net payments on outstanding borrowings during 2005."

Mr. Crawford concluded, "Our outlook for 2006 remains cautious. Recognizing that 2005 revenues include storm-related activity which may not reoccur in 2006, our expectations for continued growth in our international operations are offset by anticipated declines in U.S. catastrophe revenues. We expect to see increased margin performance internationally driven by improved volumes, but believe that increased pension costs, due to lower long-term interest rates used to discount our pension liability, and expenses associated with the deployment of RiskTech, our new claims management system, may affect our ability to expand our U.S. operating margin in 2006."

Crawford & Company supplied the following guidance for fiscal 2006:

     - Revenues before reimbursements of between $465 million and $475 million in U.S. operations and operating earnings of between $9.5 million and $12.5 million.

     - Revenues before reimbursements of between $300 million and $310 million in international operations and operating earnings of between $16 million and $18 million.

     - After reflecting stock-based compensation expense, net corporate interest expense and income taxes, net income of between $12.3 million and $15.8 million, or $0.25 to $0.32 per share.

Crawford & Company's management will host a conference call with analysts on Monday, February 6, 2006 at 3:00 P.M. EST, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through February 13, 2006. You may dial 1-800-642-1687 (706-645-

                               (CRAWFORD(R) LOGO)

                                  PRESS RELEASE

  CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA, GEORGIA
                              30302 (404) 256-0830

9291 international) to listen to the replay. The access code is 4404801. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

Further information regarding the Company's financial position, operating results, and cash flows as of December 31, 2005 and for the year and quarter ended December 31, 2005 is shown on the attached statements. Operating earnings (a non-GAAP financial measure) is one of the key performance measures used by the Company's senior management to evaluate the performance of its operating segments and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its operating performance using the same criteria that management uses. Net corporate interest expense and income taxes are recurring components of net income, but they are not considered part of segment operating earnings since they are managed on a corporate-wide basis. Net corporate interest expense results from capital structure decisions made by the Company and income taxes are based on statutory rates in effect in each of the locations where the Company provides services and vary throughout the world. Neither of these costs relates directly to the performance of the Company's services and are therefore excluded in order to accurately assess the results of segment operating activities on a consistent basis. Special credits and charges represent nonrecurring events that are not considered part of segment operating earnings since they historically have not impacted the Company's performance and are not expected to impact performance within the next two years. Following is a reconciliation of segment operating earnings to consolidated net income on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented:

                                               Quarter ended                             Year ended
                                   -------------------------------------   -------------------------------------
                                   December      %     December      %     December      %     December      %
                                   31, 2005   Margin   31, 2004   Margin   31, 2005   Margin   31, 2004   Margin
                                   --------   ------   --------   ------   --------   ------   --------   ------
U.S. operating earnings            $ 6,875      4.7%   $ 7,059      5.2%   $11,757      2.4%   $ 20,800     4.4%
International operating earnings     3,268      4.6      6,131      8.8     13,328      4.7      11,586     4.5
Add/(deduct):
   Special credit                       --       --         --       --         --       --       8,573     1.2
   Net corporate interest             (929)    (0.4)    (1,267)    (0.6)    (5,145)    (0.7)     (3,536)   (0.5)
   Income taxes                     (3,262)    (1.5)    (4,205)    (2.0)    (7,059)    (0.9)    (12,251)   (1.7)
                                   -------             -------             -------             --------
Net income                         $ 5,952      2.7    $ 7,718      3.8    $12,881      1.7    $ 25,172     3.4
                                   =======             =======             =======             ========

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include workers' compensation claims administration and healthcare management services, property and casualty claims management, class action services and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

                               (CRAWFORD(R) LOGO)

                                  PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

Certain statements in this release, and other written or oral statements made by or on behalf of the Company are "forward-looking statements" within the meaning of the federal securities laws. Statements of future events and developments and our future performance as well as management's current expectations, beliefs, plans, estimates or projections relating to the future including, among other things, projections of revenues, earnings, earnings per share, cash flows, capital expenditures, working capital or other financial items, output, expectations, or trends in revenues or expenses are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the timing and size of project awards, organizational changes in our operations, increased pension costs, expenses associated with the Company's claims management system, changes in general economic conditions in the Company's major geographic markets, occurrences of weather-related, natural and man-made disasters, changes in overall employment levels and associated workplace injury rates in the U. S., changes in the degree to which property and casualty insurance carriers outsource their claims handling functions, decisions by major insurance carriers, underwriters, and brokers to expand their activities as third party administrators and adjusters, which would directly compete with the Company's business, continued growth in product liability and securities class actions and the possibility that legislation may curtail or limit that growth, the ability to identify new revenue sources not directly tied to the insurance underwriting cycle, the growth of alternative risk programs and the use of independent third party administrators such as the Company, the ability to develop or acquire information technology resources, the ability to recruit, train, and retain qualified personnel, including retaining a sufficient number of on-call claims adjusters to respond to catastrophic events, the renewal of existing major contracts with clients and the Company's ability to obtain such renewals and new contracts on satisfactory financial terms and the credit worthiness of its major clients, general risks associated with doing business outside the U. S., including without limitation, exchange rate fluctuations and currency restrictions, the outcome of ongoing litigation, changes in law, particularly as related to tort reform and changes in the states' workers' compensation laws and the other risk factors detailed in our 2004 annual report on Form 10-K and other documents that we file with the Securities Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT
(404) 847-4571.

                               (CRAWFORD(R) LOGO)

                                  PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

                               CRAWFORD & COMPANY
                              STATEMENTS OF INCOME
                      (In Thousands Except Per Share Data)

                                               (Unaudited)
YEAR ENDED DECEMBER 31                             2005        2004     % Change
----------------------                         -----------   --------   --------
Revenues:
   Revenues Before Reimbursements                $771,983    $733,567       5%
   Reimbursements                                  82,784      78,095       6%
                                                 --------    --------
Total Revenues                                    854,767     811,662       5%

Costs and Expenses:
      Cost of Services Before Reimbursements      607,951     565,863       7%
      Reimbursements                               82,784      78,095       6%
                                                 --------    --------
   Cost of Services                               690,735     643,958       7%

   Selling, General, and Administrative           138,947     135,318       3%
   Special Credit (1)                                  --      (8,573)     nm
   Corporate Interest Expense, Net                  5,145       3,536      46%
                                                 --------    --------
Total Costs and Expenses                          834,827     774,239       8%
                                                 --------    --------
Income Before Income Taxes                         19,940      37,423     -47%
Income Taxes                                        7,059      12,251     -42%
                                                 --------    --------
Net Income                                       $ 12,881    $ 25,172     -49%
                                                 ========    ========
Net Income Per Share:
   Basic                                         $   0.26    $   0.52     -50%
                                                 --------    --------
   Diluted                                       $   0.26    $   0.51     -49%
                                                 --------    --------
Weighted Average Shares Outstanding:
   Basic                                           48,930      48,773
                                                 --------    --------
   Diluted                                         49,347      48,996
                                                 --------    --------

nm = not meaningful

(1) Special credit is a pretax gain related to the sale of an undeveloped parcel of real estate.

                               (CRAWFORD(R) LOGO)

                                  PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

                               CRAWFORD & COMPANY
                              STATEMENTS OF INCOME
                 (In Thousands Except Per Share Data; Unaudited)

QUARTER ENDED DECEMBER 31                        2005       2004     % Change
-------------------------                      --------   --------   --------
Revenues:
   Revenues Before Reimbursements              $216,927   $205,826       5%
   Reimbursements                                25,196     17,059      48%
                                               --------   --------
Total Revenues                                  242,123    222,885       9%

Costs and Expenses:
      Cost of Services Before Reimbursements    169,413    158,264       7%
      Reimbursements                             25,196     17,059      48%
                                               --------   --------
   Cost of Services                             194,609    175,323      11%

   Selling, General, and Administrative          37,371     34,372       9%
   Corporate Interest Expense, Net                  929      1,267     -27%
                                               --------   --------
Total Costs and Expenses                        232,909    210,962      10%
                                               --------   --------

Income Before Income Taxes                        9,214     11,923     -23%
Income Taxes                                      3,262      4,205     -22%
                                               --------   --------
Net Income                                     $  5,952   $  7,718     -23%
                                               ========   ========

Net Income Per Share:
   Basic                                       $   0.12   $   0.16     -25%
                                               --------   --------
   Diluted                                     $   0.12   $   0.16     -25%
                                               --------   --------

Weighted Average Shares Outstanding:
   Basic                                         48,985     48,848
                                               --------   --------
   Diluted                                       49,340     49,274
                                               --------   --------

                               (CRAWFORD(R) LOGO)

                                  PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

                               CRAWFORD & COMPANY
                SUMMARY RESULTS BY OPERATING SEGMENT (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 2005
                        (In Thousands Except Percentages)

                                             U.S.              International
                                      -------------------   -------------------
                                        2005       2004       2005       2004
                                      --------   --------   --------   --------
Revenues Before Reimbursements        $486,570   $478,137   $285,413   $255,430

Compensation & Benefits                304,188    290,804    199,421    175,538
% of Revenues                             62.5%      60.8%      69.8%      68.8%

Expenses Other than Reimbursements,
   Compensation & Benefits             170,625    166,533     72,664     68,306
% of Revenues                             35.1%      34.8%      25.5%      26.7%
                                      --------   --------   --------   --------
Operating Earnings (1)                $ 11,757   $ 20,800   $ 13,328   $ 11,586
% of Revenues                              2.4%       4.4%       4.7%       4.5%
                                      --------   --------   --------   --------

                         QUARTER ENDED DECEMBER 31, 2005
                        (In Thousands Except Percentages)

                                             U.S.             International
                                      -------------------   -----------------
                                        2005       2004       2005      2004
                                      --------   --------   -------   -------
Revenues Before Reimbursements        $145,227   $135,765   $71,700   $70,061

Compensation & Benefits                 85,320     82,407    50,407    46,473
% of Revenues                             58.8%      60.7%    70.3%      66.3%

Expenses Other than Reimbursements,
   Compensation & Benefits              53,032     46,299    18,025    17,457
% of Revenues                             36.5%      34.1%    25.1%      24.9%
                                      --------   --------   -------   -------
Operating Earnings (1)                $  6,875   $  7,059   $ 3,268   $ 6,131
% of Revenues                              4.7%       5.2%     4.6%       8.8%
                                      --------   --------   -------   -------

(1) Earnings before special credit, net corporate interest expense, and income taxes.

                               (CRAWFORD(R) LOGO)

                                  PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

                               CRAWFORD & COMPANY
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 2005 AND DECEMBER 31, 2004
                                 (In Thousands)

                                                                  (Unaudited)
                                                                  DECEMBER 31   DECEMBER 31
                                                                      2005          2004
                                                                  -----------   -----------
ASSETS
   Current Assets:
      Cash and Cash Equivalents                                    $  49,441     $  43,571
      Accounts Receivable, Net                                       163,087       176,187
      Unbilled Revenues                                              109,319       103,586
      Prepaid Expenses and Other Current Assets                       14,964        21,363
                                                                   ---------     ---------
   Total Current Assets                                              336,811       344,707
                                                                   ---------     ---------
      Property and Equipment, at Cost                                150,008       154,553
      Less Accumulated Depreciation                                 (113,071)     (120,054)
                                                                   ---------     ---------
   Net Property and Equipment                                         36,937        34,499
                                                                   ---------     ---------
   Other Assets:
      Intangible Assets Arising from Acquisitions, Net               110,035       109,410
      Capitalized Software Costs, Net                                 33,068        32,894
      Deferred Income Tax Asset                                       38,217        32,172
      Other                                                           16,596        17,578
                                                                   ---------     ---------
   Total Other Assets                                                197,916       192,054
                                                                   ---------     ---------
   Total Assets                                                    $ 571,664     $ 571,260
                                                                   =========     =========

LIABILITIES AND SHAREHOLDERS' INVESTMENT
   Current Liabilities:
      Short-Term Borrowings                                        $  28,888     $  36,731
      Accounts Payable                                                42,434        41,730
      Accrued Liabilities                                            113,591       110,610
      Deferred Revenues                                               19,608        22,682
      Current Installments of Long-Term Debt and Capital Leases        6,441         2,056
                                                                   ---------     ---------
   Total Current Liabilities                                         210,962       213,809
                                                                   ---------     ---------
   Noncurrent Liabilities:
      Long-Term Debt and Capital Leases, Less Current
         Installments                                                 45,810        51,389
      Deferred Revenues                                               10,409        10,179
      Self-Insured Risks                                               9,122        10,958
      Postretirement Medical Benefit Obligation                        4,569         5,544
      Minimum Pension Liabilities                                    101,406        73,893
      Other                                                           10,355        10,655
                                                                   ---------     ---------
   Total Noncurrent Liabilities                                      181,671       162,618
                                                                   ---------     ---------
   Shareholders' Investment:
      Class A Common Stock, $1.00 Par Value                           24,293        24,157
      Class B Common Stock, $1.00 Par Value                           24,697        24,697
      Additional Paid-in Capital                                       6,311         5,606
      Unearned Stock-Based Compensation                                  (37)           --
      Retained Earnings                                              202,351       201,213
      Accumulated Other Comprehensive Loss                           (78,584)      (60,840)
                                                                   ---------     ---------
   Total Shareholders' Investment                                    179,031       194,833
                                                                   ---------     ---------
   Total Liabilities and Shareholders' Investment                  $ 571,664     $ 571,260
                                                                   =========     =========

                               (CRAWFORD(R) LOGO)

                                  PRESS RELEASE

      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

                               CRAWFORD & COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               YEAR ENDED DECEMBER 31, 2005 AND DECEMBER 31, 2004
                                 (In Thousands)

                                                                  (Unaudited)
                                                                      2005        2004
                                                                  -----------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                                       $ 12,881    $ 25,172
   Reconciliation of Net Income to Net Cash Provided by
   Operating Activities:
      Depreciation and Amortization                                   19,183      18,177
      Deferred Income Taxes                                            3,926       3,758
      Stock-based Compensation                                            92          --
      Loss (Gain) on Sales of Land, Property and Equipment               271      (7,786)
      Changes in Operating Assets and Liabilities, Net of Effects
         of Acquisitions:
         Accounts Receivable, Net                                     12,422     (30,726)
         Unbilled Revenues                                            (6,085)      3,191
         Accrued or Prepaid Income Taxes                              (7,230)     11,246
         Accounts Payable and Accrued Liabilities                      6,509       9,444
         Deferred Revenues                                            (3,105)      2,947
         Prepaid and Accrued Pension Costs                             2,725       1,647
         Prepaid Expenses and Other                                   (1,766)     (1,319)
                                                                    --------    --------
Net Cash Provided by Operating Activities                             39,823      35,751
                                                                    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisitions of Property and Equipment, Net                       (14,998)    (10,416)
   Capitalization of Computer Software Costs                          (7,040)     (7,574)
   Proceeds from Sale of Undeveloped Land                              7,562       2,028
   Acquisitions of Businesses, Net of Cash Acquired                     (233)       (617)
                                                                    --------    --------
Net Cash Used in Investing Activities                                (14,709)    (16,579)
                                                                    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Dividends Paid                                                    (11,743)    (11,706)
   Proceeds from Exercise of Stock Options and ESPP Plans                622         731
   Decrease in Short-Term Borrowings, net                             (6,627)     (9,947)
   Decrease in Long-Term Debt and Capital Leases, net                 (1,389)     (1,347)
   Capitalized Loan Costs                                                313          31
                                                                    --------    --------
Net Cash Used in Financing Activities                                (18,824)    (22,238)
                                                                    --------    --------
Effect of Exchange Rate Changes on Cash and Cash Equivalents            (420)        832
                                                                    --------    --------
Increase (Decrease) in Cash and Cash Equivalents                       5,870      (2,234)
Cash and Cash Equivalents at Beginning of Period                      43,571      45,805
                                                                    --------    --------
Cash and Cash Equivalents at End of Period                          $ 49,441    $ 43,571
                                                                    ========    ========


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